             Supplement to Prospectus Supplement Dated June 24, 2005
                      (To Prospectus Dated April 20, 2005)

    Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-5

                   Washington Mutual Mortgage Securities Corp.
                                    Depositor

                             Washington Mutual Bank
                                    Servicer

                                  $524,304,929
                                  (Approximate)

         The table immediately following the first paragraph under the heading "The Offered Certificates" on page S-4 is amended and restated in its entirety as follows:


            Approximate   Annual
           Initial Class  Certificate
             Principal    Interest
  Class       Balance       Rate          Type
  -----       -------       ----          ----
CB-1         $200,834,000    (1)      Senior/LIBOR
CB-2                -----    (2)        Sr./Int.
                                       Only/LIBOR
CB-3            6,500,000 5.500%(3)  Senior/Accrual
CB-4           68,375,800  5.500%    Senior/Lockout
CB-5           11,240,000  5.500%   Senior/Mezzanine
CB-6           14,998,280    (4)      Senior/LIBOR
CB-7            5,453,920    (5)      Senior/LIBOR
CB-8            2,500,000  5.000%        Senior
CB-9            1,000,000  5.500%        Senior
CB-10           2,500,000  6.000%        Senior
CB-11          51,007,000    (6)      Senior/LIBOR
CB-12           4,637,000    (7)      Senior/LIBOR
CB-13           7,385,000  5.500%   Senior/Mezz./Lockout
CB-14         128,640,700  5.500%        Senior
X                   ----- 5.500%(8)  Senior/Interest
                                          Only
P                 405,129    (9)    Senior/Principal
                                          Only
B-1             9,282,000  5.500%      Subordinate
B-2             5,834,000  5.500%      Subordinate
B-3             3,712,000  5.500%      Subordinate
R                     100  5.500%    Senior/Residual


                  The date of this Supplement is July 13, 2005.